First Trust Exchange-Traded Fund VI
Amended and Restated

Establishment and Designation of Series of Shares of Beneficial Interest

(Effective as of April 23, 2024)

Whereas, pursuant to Section 4.9 of the Amended and Restated Declaration of Trust dated June 12, 2017 as the same may be amended from time to time (the “Declaration”), of First Trust Exchange-Traded Fund VI, a Massachusetts business trust (the “Trust”), the Board of Trustees of the Trust divided the Shares of the Trust into two series of shares of beneficial interest in the Trust (each, a “Series”): Multi-Asset Diversified Income Index Fund and First Trust NASDAQ Technology Dividend Index Fund (the “Initial Series”);

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on April 30, 2013, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate two additional series to be named First Trust Low Beta Income ETF and First Trust High Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on June 10, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named International Multi-Asset Diversified Income Index Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 8, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate four additional series to be named First Trust RBA Quality Income ETF, First Trust RBA American Industrial Renaissance ETF, First Trust Dorsey Wright Focus 5 ETF and First Trust NASDAQ Rising Dividend Achievers ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on August 29, 2014, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Dorsey Wright International Focus 5 ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on July 27, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Dorsey Wright Dynamic Focus 5 ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 7, 2015, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named Short Duration Multi-Asset Diversified Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on March 8, 2016, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate seven additional series to be named First Trust Nasdaq Oil & Gas ETF, First Trust Nasdaq Food & Beverage ETF, First Trust Nasdaq Retail ETF, First Trust Nasdaq Bank ETF, First Trust Nasdaq Transportation ETF, First Trust Nasdaq Pharmaceuticals ETF, and First Trust Nasdaq Semiconductor ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 12, 2016, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust NASDAQ Rising Dividend Achievers ETF to First Trust Rising Dividend Achievers ETF and to designate four additional series to be named First Trust DWA Domestic Equity DALI ETF, First Trust DWA International Equity DALI ETF, First Trust DWA Fixed Income DALI ETF and First Trust Dynamic US Equity ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on March 6, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Emerging Cannabis Economy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on April 12, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate six additional series to be named Large Cap US Equity Select ETF, Mid Cap US Equity Select ETF, Small Cap US Equity Select ETF, US Equity Dividend Select ETF, Developed International Equity Select ETF, and Emerging Markets Equity Select ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on August 22, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust SMID Cap Rising Dividend Achievers ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on September 11, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate First Trust Emerging Cannabis Economy ETF, First Trust DWA Domestic Equity DALI ETF, First Trust DWA International Equity DALI ETF, First Trust DWA Fixed Income DALI ETF, First Tryst Dynamic US Equity ETF and Short Duration Multi-Asset Diversified Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on November 10, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Indxx Blockchain ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on November 28, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Nasdaq Artificial Intelligence and Robotics ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 11, 2017, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the names of First Trust Low Beta Income ETF and First Trust High Income ETF to First Trust Hedged BuyWrite Income ETF and First Trust BuyWrite Income ETF, respectively;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on January 23, 2018, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust Indxx Blockchain ETF to First Trust Indxx Innovative Transaction & Process ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on April 23, 2018, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate four additional series to be named First Trust DWA Momentum & Value ETF, First Trust DWA Momentum & Low Volatility ETF, First Trust DWA Momentum & Dividend ETF and First Trust S&P International Dividend Aristocrats ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on June 11, 2018, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of each of the three series as follows:

Existing Name	New Name
First Trust DWA Momentum & Value ETF	First Trust Dorsey Wright Momentum & Value ETF
First Trust DWA Momentum & Low Volatility ETF	First Trust Dorsey Wright Momentum & Low Volatility ETF
First Trust DWA Momentum & Dividend ETF	First Trust Dorsey Wright Momentum & Dividend ETF

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on June 11, 2018, voted to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of the International Multi-Asset Diversified Income Index Fund to First Trust S&P International Dividend Aristocrats ETF and voted to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the series designated on April 23, 2018 as the First Trust S&P International Dividend Aristocrats ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on September 14, 2020, voted to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust International Developed Capital Strength ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on February 18, 2021, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate three additional series to be named First Trust Healthcare Technology ETF, First Trust Streaming and Gaming ETF and First Trust Innovation Leaders ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on March 8, 2021, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Indxx Global Medical Devices ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on April 26, 2021, voted to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of the First Trust Healthcare Technology ETF to First Trust S-Network Healthcare Technology ETF, in order to change the name of the First Trust Streaming and Gaming ETF to First Trust S-Network Streaming & Gaming ETF, in order to change the name of First Trust Nasdaq Retail ETF to First Trust S-Network Global E-Commerce ETF, in order to designate one additional series to be named First Trust Limited Duration Investment Grade Corporate ETF, and in order to terminate First Trust Innovation Leaders ETF as a series of the Trust;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on June 18, 2021, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of the First Trust Indxx Global Medical Devices ETF to First Trust Indxx Medical Devices ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on September 13, 2021, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Nasdaq Lux Digital Health Solutions ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on October 24, 2022, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate one series named the First Trust S-Network Healthcare Technology ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on June 5, 2023, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order terminate one series named Developed International Equity Select ETF and to change the name of the US Equity Dividend Select ETF to First Trust S&P 500 Diversified Dividend Aristocrats ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on September 11, 2023, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of the Large Cap US Equity Select ETF to First Trust Bloomberg Shareholder Yield ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on December 11, 2023, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Bloomberg R&D Leaders ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on February 14, 2024, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust S&P 500 Economic Moat ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on March 11, 2024, amended and restated the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Bloomberg Core Earnings Leaders Index ETF; and

Now Therefore, the Board of Trustees of the Trust does hereby establish and designate the following Series of the Trust, with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Multi-Asset Diversified Income Index Fund
2.	First Trust NASDAQ Technology Dividend Index Fund
3.	First Trust Hedged BuyWrite Income ETF
4.	First Trust BuyWrite Income ETF
5.	First Trust S&P International Dividend Aristocrats ETF
6.	First Trust Dorsey Wright Focus 5 ETF
7.	First Trust Rising Dividend Achievers ETF
8.	First Trust RBA Quality Income ETF
9.	First Trust RBA American Industrial Renaissance ETF
10.	First Trust Dorsey Wright International Focus 5 ETF
11.	First Trust Dorsey Wright Dynamic Focus 5 ETF
12.	First Trust Nasdaq Oil & Gas ETF
13.	First Trust Nasdaq Food & Beverage ETF
14.	First Trust S-Network Global E-Commerce ETF
15.	First Trust Nasdaq Bank ETF
16.	First Trust Nasdaq Transportation ETF
17.	First Trust Nasdaq Pharmaceuticals ETF
18.	First Trust Nasdaq Semiconductor ETF
19.	First Trust Bloomberg Shareholder Yield ETF
20.	Mid Cap US Equity Select ETF
21.	Small Cap US Equity Select ETF
22.	First Trust S&P 500 Diversified Dividend Aristocrats ETF
23.	Emerging Markets Equity Select ETF
24.	First Trust SMID Cap Rising Dividend Achievers ETF
25.	First Trust Nasdaq Artificial Intelligence and Robotics ETF
26.	First Trust Indxx Innovative Transaction & Process ETF
27.	First Trust Dorsey Wright Momentum & Value ETF
28.	First Trust Dorsey Wright Momentum & Low Volatility ETF
29.	First Trust Dorsey Wright Momentum & Dividend ETF
30.	First Trust International Developed Capital Strength ETF
31.	First Trust S-Network Streaming & Gaming ETF
32.	First Trust Limited Duration Investment Grade Corporate ETF
33.	First Trust Indxx Medical Devices ETF
34.	First Trust Nasdaq Lux Digital Health Solutions ETF
35.	First Trust Bloomberg R&D Leaders ETF
36.	First Trust S&P 500 Economic Moat ETF
37.	Trust Bloomberg Core Earnings Leaders Index ETF

1.  Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.  The number of authorized Shares of each Series is unlimited.

3.  Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.  With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.  The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.  The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.  Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of this 23 day of April, 2024.

/s/ Erin Klassman

Erin Klassman, Assistant Secretary

State of Illinois	)
) SS.
County of DuPage	)

Then personally appeared the above-named person(s) who are known to me to be the Assistant Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this 23 day of April, 2024.

/s/ Sandra K. Streit

Notary Public
My Commission Expires: 5/28/2025